Exhibit 3.1

AMENDED and restated

CERTIFICATE OF INCORPORATION
OF
KNIFE RIVER HOLDING COMPANY

Knife River Holding Company (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as it may be amended (the “DGCL”), hereby certifies as follows:

1.	The name of this Corporation is Knife River Holding Company. The original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on November 9, 2022.

2.	A Certificate of Amendment to the original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on May 5, 2023.

3.	This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL, and is to become effective as of 8:16 A.M., Eastern time, on June 1, 2023.

4.	This Amended and Restated Certificate of Incorporation restates and amends the original Certificate of Incorporation to read in its entirety as follows:

ARTICLE 1
NAME OF CORPORATION

The name of the Corporation is Knife River Corporation.

ARTICLE 2
REGISTERED OFFICE; REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company. The Corporation may have such other offices, either inside or outside of the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

ARTICLE 3
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE 4
STOCK

Section 1.             Authorized Stock. The total number of authorized shares of capital stock of the Corporation shall be 310 million (310,000,000) shares, consisting of (i) 300 million (300,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) 10 million (10,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Section 2.             Common Stock. Except as otherwise provided by law, by this Amended and Restated Certificate of Incorporation, or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the right to vote on all matters on which stockholders are entitled to vote, including the election of directors, to the exclusion of all other stockholders. Each holder of record of Common Stock shall be entitled to one (1) vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation.

Section 3.             Preferred Stock. Shares of Preferred Stock may be authorized and issued in one (1) or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this ARTICLE 4) is hereby empowered, by resolution or resolutions, to authorize the issuance from time to time of shares of Preferred Stock in one (1) or more series, for such consideration and for such corporate purposes as the Board of Directors (or such committee thereof) may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a)             the designation of the series, which may be by distinguishing number, letter or title;

(b)            the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the certificate of designations governing such series) increase or decrease (but not below the number of shares thereof then outstanding);

(c)             the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d)            the dates at which dividends, if any, shall be payable;

(e)             the redemption rights and price or prices, if any, for shares of the series;

(f)             the terms and amount of any sinking fund provided for purchase or redemption of shares of the series;

(g)            the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h)            whether shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i)              the restrictions on the issuance of shares of the same series or of any other class or series; and

(j)              the voting rights, if any, of the holders of shares of the series.

ARTICLE 5
TERM

The term of existence of the Corporation shall be perpetual.

ARTICLE 6
BOARD OF DIRECTORS

Section 1.             Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”).

Section 2.             Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock provided for or fixed pursuant to this Amended and Restated Certificate of Incorporation (the “Preferred Stock Directors”), the Board of Directors shall be divided, with respect to the time for which they severally hold office, into three (3) classes, designated Class I, Class II and Class III, as nearly equal in number as reasonably possible. The first (1st) term of office for the Class I directors shall expire at the 2024 annual meeting of stockholders. The first (1st) term of office for the Class II directors shall expire at the 2025 annual meeting of stockholders. The first (1st) term of office for the Class III directors shall expire at the 2026 annual meeting of stockholders. At the 2024 annual meeting of stockholders, the Class I directors shall be elected for a term of office to expire at the 2027 annual meeting of stockholders. At the 2025 annual meeting of stockholders, the Class II directors shall be elected for a term of office to expire at the 2027 annual meeting of stockholders. At the 2026 annual meeting of stockholders, the Class III directors shall be elected for a term of office to expire at the 2027 annual meeting of stockholders. Commencing at the 2027 annual meeting of stockholders and at all subsequent annual meetings of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the DGCL, and all directors shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders. Prior to the 2027 annual meeting of stockholders, in case of any increase or decrease, from time to time, in the number of directors (other than the Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal in number as reasonably possible. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III, with such assignment becoming effective as of the time at which the initial classification of the Board of Directors becomes effective. Unless and except to the extent that the Amended and Restated Bylaws of the Corporation (as may hereafter be amended, the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws.

Section 3.             Newly Created Directorships and Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office until the next election of the class, if any, for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. Notwithstanding the foregoing, from and after the 2027 annual meeting of stockholders, any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 4.             Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock, any director(s) of the Corporation may be removed from office at any time by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class (the “Voting Stock”) (a) until the 2027 annual meeting of stockholders or such other time as the Board of Directors is no longer classified under Section 141(d) of the DGCL, only for cause by the affirmative vote of the holders of a majority of the Voting Stock and (b) from and including the 2027 annual meeting of stockholders or such other time as the Board of Directors is no longer classified under Section 141(d) of the DGCL, with or without cause, by the affirmative vote of the holders of a majority of the Voting Stock.

Section 5.             Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE 6, whenever the holders of one (1) or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.

Section 6.             No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board of Directors providing the issuance of a series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE 7
STOCKHOLDER ACTION

Section 1.             No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 2.             Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders may only be called by or at the direction of (1) the Chair of the Board of Directors, (2) the Lead Independent Director (if one has been appointed) or (3) the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. At any special meeting of stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE 8
DIRECTOR AND OFFICER LIABILITY

To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, no director or officer of the Corporation will be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provisions will not eliminate or limit the liability of (a) a director or officer for any breach of that director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director under Section 174 of the DGCL, as the same exists or as that provision hereafter may be amended, supplemented or replaced, (d) a director or officer for any transactions from which that director or officer derived an improper personal benefit or (e) an officer in any action by or in the right of the Corporation. If the DGCL is amended after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, will be limited to the fullest extent permitted by that law, as so amended. Any repeal or modification of this ARTICLE 8 by the stockholders of the Corporation will be prospective only and will not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of that repeal or modification.

ARTICLE 9
INDEMNIFICATION

The Corporation shall indemnify its directors and officers against all expense, liability and loss reasonably incurred or suffered by such persons in connection with their service as a director or officer, as applicable, of the Corporation, or their service at the request of the Corporation as a director, officer, employee or agent of another corporation or other enterprise, to the fullest extent authorized or permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification conferred by this ARTICLE 9 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this ARTICLE 9 or otherwise.

The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees, and agents of the Corporation similar to those conferred in this ARTICLE 9 to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this ARTICLE 9 shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal of this ARTICLE 9 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification

ARTICLE 10
AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding that a lesser percentage or separate class vote may be specified by applicable law or otherwise, no provision of ARTICLE 6, ARTICLE 7 and this ARTICLE 10 may be amended, altered or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Amended and Restated Certificate of Incorporation, any Preferred Stock Certificate of Designation or otherwise required by law, an amendment, alteration or repeal of ARTICLE 6, ARTICLE 7 and this ARTICLE 10 is approved at a meeting of the stockholders called for that purpose by, in addition to any other vote required by law or otherwise, the affirmative vote of the holders of at least two-thirds (66⅔%) of the voting power of all outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class.

In furtherance and not in limitation of the powers conferred by applicable law, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation, without the assent or vote of stockholders of the Corporation. Any amendment, alteration or repeal of the Bylaws of the Corporation by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the Bylaws of the Corporation, provided that any such action will require the affirmative vote of the holders of at least two-thirds (66⅔%) of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation, this 1st day of June, 2023.

By:	/s/ Brian R. Gray
Name:	Brian R. Gray
Title:	President and Chief Executive Officer